CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Andrew Brodkey, President and Chief Executive Officer of Pan American Lithium Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 20-F of Pan American Lithium Corp. for the fiscal year ended February 28, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pan American Lithium Corp.

Dated: August 31, 2011

/s/ Andrew Brodkey
Andrew Brodkey
President, Chief Financial Officer
Pan American Lithium Corp.
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Newcastle Resources Ltd. and will be retained by Newcastle Resources Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.